UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

AMR Corporation*

(Exact name of registrant as specified in its charter)

* Upon consummation of the merger of a wholly-owned subsidiary of the Registrant with and into US Airways Group, Inc.,

the Registrant will change its name to American Airlines Group Inc.

Delaware	1-8400	75-1825172
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4333 Amon Carter Blvd., Fort Worth, Texas	76155
(Address or principal executive offices)	(Zip Code)

(817) 963-1234

(Registrant’s telephone number)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share Series A Convertible Preferred Stock, par value $0.01 per share	The NASDAQ Stock Market LLC The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-187933

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

A description of the Common Stock, par value $0.01 per share (the “Common Stock”), of AMR Corporation, a Delaware corporation (the “Registrant”), is set forth under the caption “Description of Capital Stock” in the prospectus constituting a part of the Registrant’s Registration Statement on Form S-4 (Registration No. 333-187933) (the “Registration Statement”), initially filed with the Securities and Exchange Commission on April 15, 2013, as amended by any amendments to such Registration Statement, which description is incorporated herein by reference. In addition, also incorporated by reference herein is information relating to the Registrant’s Common Stock under the caption “Comparison of Stockholder Rights and Corporate Governance Matters” in the Registration Statement.

A description of the Series A Convertible Preferred Stock, par value $0.01 per share (the “Preferred Stock”), of the Registrant is set forth under the caption “Description of Capital Stock” in the Registration Statement, which description is incorporated herein by reference. In addition, also incorporated by reference herein is information relating to the Registrant’s Preferred Stock under the captions “Comparison of Stockholder Rights and Corporate Governance Matters” and “The Plan of Reorganization—AAG Convertible Preferred Stock” in the Registration Statement.

The Common Stock to be registered hereunder has been approved for listing on the NASDAQ Global Select Market of The NASDAQ Stock Market LLC under the symbol “AAL”. The Preferred Stock to be registered hereunder has been approved for listing on the NASDAQ Global Select Market of The NASDAQ Stock Market LLC under the symbol “AALCP”.

Item 2. Exhibits.

Pursuant to the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned hereunto duly authorized.

AMR CORPORATION

/s/ Kenneth W. Wimberly
Kenneth W. Wimberly
Corporate Secretary

Dated: December 3, 2013